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                               SUBORDINATION AGREEMENT

     Agreement made this 24th day of December, 1997, by and among MIDLAND USA, INC. (the "Debtor"), INTEK DIVERSIFIED CORPORATION (the "Junior Creditor") and SUMMIT COMMERCIAL/GIBRALTAR CORP. (the "Senior Creditor").

                                 W I T N E S S E T H:

     WHEREAS, the above-named Debtor is indebted to Junior Creditor, as of November 30, 1997, in the principal amount of $17,133,679.00, which debt is unsecured; and

     WHEREAS, Debtor has requested that Senior Creditor make loans and advances or otherwise extend financial accommodations to Debtor pursuant to the terms and conditions of certain agreements, including, but not limited to, the Loan and Security Agreement and other supplements, agreements, documents and guaranties granting collateral security or creating or evidencing indebtedness (all of the foregoing, together with all other related documents, instruments or notes, as the same may now exist or hereafter be amended or supplemented are collectively referred to as the "Loan Documents"); and

     WHEREAS, Senior Creditor is willing to make such loans and advances or otherwise extend financial accommodations only upon the due execution and delivery of this Subordination Agreement ("Agreement"), pursuant to which Junior Creditor shall subordinate all of the present and future indebtedness of Debtor to Junior Creditor from time to time existing to the payment of any and all indebtedness now or hereafter owed by Debtor to Senior Creditor, except as otherwise permitted herein;

     NOW, THEREFORE, in consideration of the premises and as an inducement to Senior Creditor to grant said request of Debtor for loans, advances and other financial accommodations, the parties hereto agree as follows:

          1. The Junior Creditor hereby subordinates payment of all the Debtor's "Obligations" to the Junior Creditor ("Junior Debt") to the indefeasible full payment of any and all the Debtor's "Obligations" to the Senior Creditor ("Senior Debt"). "Obligations" means all obligations, liabilities and indebtedness of any kind, nature or description whatsoever, direct or indirect, absolute or contingent, matured or unmatured, consensual or created by law, now existing or hereafter incurred or created, both before and after the commencement of any case under Title 11 of the United States Code, as amended ("Bankruptcy Code") and including charges, commissions, costs, expenses and fees.

          2. (a)Debtor and Junior Creditor agree that until all Senior Debt is indefeasibly paid in full to Senior Creditor: The Debtor shall not, directly or indirectly,

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make any payment of any Junior Debt and that no collateral or guarantees, or proceeds thereof, will be enforced or applied to any Junior Debt, except in favor of Senior Creditor as provided herein; that the Junior Creditor will not accept payment or prepayment of or seek to collect any Junior Debt or join in any petition or otherwise initiate against the Debtor any proceeding described in paragraph 5 hereof; that no collateral will be granted for any Junior Debt; that the Debtor shall not directly or indirectly make any loan, gift or distribution of any assets to the Junior Creditor; and that no Junior Debt will be waived, forgiven or canceled unless converted to or exchanged for non-convertible capital stock of Debtor.

               (b) Notwithstanding anything to the contrary contained herein, Debtor may make, and Junior Creditor may accept and retain, payments on account of the Junior Debt in accordance with and subject to Section 10.16(a) of the Loan and Security Agreement.

          3. An endorsement shall be written on any instrument evidencing the Junior Debt to the effect that it is subordinate to the Senior Debt and subject to the terms and conditions of this Agreement and such instrument shall be delivered to Senior Creditor. The Debtor and Junior Creditor agree to notify Senior Creditor in writing immediately of the creation of any additional debt due to the Junior Creditor from the Debtor ("New Junior Debt") and of the acquisition of any collateral for or guaranty of any Junior Debt; and agree to issue and endorse or assign to Senior Creditor said guarantees and collateral and evidence of New Junior Debt, and to give Senior Creditor such Financing Statements under the Uniform Commercial Code as Senior Creditor requires. All New Junior Debt shall be and is subject to the same terms and conditions of this Agreement as Junior Debt and is included in the term "Junior Debt". In the event any endorsement is omitted, Senior Creditor is hereby irrevocably authorized on behalf of the Junior Creditor to make the same. However, no specific endorsement or assignment shall be necessary to subject any Junior Debt to the assignment and subordination thereof contained in this Agreement. The Debtor and the Junior Creditor will make appropriate notations in their books and records to show the subordinate character of all Junior Debt and make such books available for Senior Creditor to examine during regular business hours, and deliver financial statements to Senior Creditor on request.

          4. The Debtor and the Junior Creditor warrant to Senior Creditor that the Junior Creditor is and will be the exclusive legal and beneficial owner of all Junior Debt and related collateral and guarantees, and that none of the Junior Debt or collateral or guarantees is or will be subject to any lien, security interest, financing statement, subordination, assignment or other claim, except in favor of Senior Creditor (and the Debtor and Junior Creditor agree to notify Senior Creditor immediately in writing of any claims made or adverse occurrence pertaining to any Junior Debt).


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          5.   In the event of any insolvency or bankruptcy case, under the
Bankruptcy Code or any other federal or state insolvency statute, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Debtor or its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Debtor, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Debtor or any marshalling of assets of the Debtor ("Insolvency Case"), then the Senior Creditor shall first be entitled to receive indefeasible payment in full of all Senior Debt before the Junior Creditor shall be entitled to receive any payment on account of the Junior Debt, and the Senior Creditor shall be entitled to receive for application in payment of the Senior Debt any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such Insolvency Case in respect of the Junior Debt, including, without limitation, securities of the Debtor as reorganized or readjusted or securities of the Debtor or any other corporation provided for by a plan of reorganization or readjustment. In any such Insolvency Case, Senior Creditor is irrevocably authorized to:

               (a) Enforce and vote claims comprising any of the Junior Debt either in its own name or the name of the Junior Creditor, by proof of debt, proof of claim, suit or otherwise;

               (b) Vote claims comprising any of the Junior Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and/or

               (c) Take generally any action in connection with any such Insolvency Case which the Junior Creditor might otherwise take.

          6. Should any payment of or distribution on account of any Junior Debt be received by the Junior Creditor, such payment shall be held in trust by the Junior Creditor for the benefit of the Senior Creditor and shall be delivered forthwith to Senior Creditor for application to Senior Debt, in the form received with any necessary endorsement or assignment. The Junior Creditor shall not be subrogated to, or be entitled to any assignment or reassignment of any Senior Debt or Junior Debt, or of any collateral for or guarantees or evidences of any Senior Debt or Junior Debt.

          7. The Junior Creditor and Debtor waive notice of acceptance hereof by Senior Creditor, and waive notice of and consent to the creation of any Senior Debt, extensions granted or other action taken by Senior Creditor in reliance hereon, the acquisition or release of collateral for or guarantors of the payment of Senior Debt, the releasing of any other subordinating creditor; and the Junior Creditor and Debtor waive


                                         -3-

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demand, presentment, protest, notice of protest and of default and any and all other notices to which either of them might otherwise be entitled. No failure or delay by Senior Creditor to exercise any right granted herein, or in any other agreement or by law shall constitute a waiver of such right or of any other right. The Debtor and the Junior Creditor agree to execute and deliver to Senior Creditor such additional documents and to take such further action as Senior Creditor may hereafter require to effect the purposes of this Agreement.

          8. The parties hereto hereby waive trial by jury in any action or proceeding arising out of or in any way relating to this Agreement and hereby irrevocably consent to the non-exclusive jurisdiction of the State and Federal Courts in the State of New York in all actions or proceedings arising out of or in any way relating to this Agreement. Junior Creditor and Debtor waive the right to interpose any claims, offset, deductions or counterclaims of any kind, nature or description in any action or proceeding, except compulsory counterclaims.

          9. This Agreement constitutes the entire agreement of subordination between the parties, and shall bind and benefit the Junior Creditor, the Debtor and Senior Creditor (and any of its affiliates, subsidiaries or parent to which the Debtor may now or hereafter be indebted), and their respective heirs, executors, administrators, successors and assigns. This Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Junior Creditor and Debtor have executed and delivered this Agreement on the day and year first above written.

                              INTEK DIVERSIFIED CORPORATION

                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------

                              MIDLAND USA, INC.

                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------

                         [SIGNATURES CONTINUED ON NEXT PAGE]


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                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



ACKNOWLEDGED:

SUMMIT COMMERCIAL/GIBRALTAR CORP.


By:
   -------------------------

Title:
      ----------------------


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